EX-10.4 CREDIT AGREEMENT
CREDIT AGREEMENT
     THIS CREDIT AGREEMENT (this “Agreement”) dated the ___ day of May, 2006, confirms the mutual agreements among CPI INTERNATIONAL TOURING INC., a Barbados corporation, CPI TOURING (USA), INC., a Delaware corporation, GRAND ENTERTAINMENT (ROW), LLC, a Delaware limited liability company, CPI ENTERTAINMENT CONTENT (2005), INC., a Delaware corporation (“Grand 2005”), and CPI ENTERTAINMENT CONTENT (2006), INC., a Delaware corporation (each individually referred to herein as a “Borrower” and collectively referred to herein as the “Borrowers”), SFX ENTERTAINMENT, INC., a Delaware corporation (“Lender”), and LIVE NATION, INC., a Delaware corporation (“Lender Guarantor”), parties with CPI Entertainment Rights Inc., a Barbados corporation, Concert Productions International Inc., a Barbados IBC corporation, SAMCO Investments Ltd., a Turks and Caicos company, and certain others (the “CPI Sellers”) to that certain Stock Purchase Agreement dated of even date herewith (the “Stock Purchase Agreement”), in connection with the revolving credit facility described in Section 2 below (the “Revolving Credit Facility”).
     Section 1. Certain Defined Terms. As used herein, the following terms shall have the following meanings:
     (a) “Applicable Rate” shall mean, for any calendar quarter or portion thereof, the per annum rate of interest reported by Lender in its Form 10-Q filed with respect to the previous calendar quarter as its weighted average cost of debt for such quarter; provided if Lender is not required to file a Form 10-Q, or if any From 10-Q does not set forth the weighted average cost of debt for Lender, the “Applicable Rate” for any calendar quarter, or any portion thereof, shall be the per annum rate of interest determined by Lender in the exercise of its reasonable discretion on or about the first day of each calendar quarter to be the average cost of Lender’s borrowed funds for the immediately preceding calendar quarter, taking into account among other factors the overall cost of borrowing under Lender’s then effective senior credit facility, if any. The Applicable Rate through June 30, 2006 shall be seven and forty-five hundredths percent (7.45%) per annum.
     (b) “Board of Directors” shall include a board of directors, a board of managers or any similar body.
     (c) “Business Day” shall mean a day other than a Saturday, Sunday, or legal holiday for commercial banks under the laws of the State of New York.
     (d) Intentionally omitted.
     (e) “Excluded Project” shall mean any discrete activity undertaken by a Borrower or Subsidiary designated as such in writing to Lender by the Board of Directors of such Borrower or Subsidiary.
     (f) “GAAP” shall mean United States generally-accepted accounting principles consistently applied.
     (g) Intentionally omitted.
     (h) “Letters of Credit” shall mean the Streisand Letter of Credit and any Future Permitted Music Tour Letter of Credit.

     (i) “Material Adverse Effect” shall mean a material adverse effect on the business, operations and properties of the Borrowers and the Subsidiaries, taken as a whole.
     (j) “Material Subsidiary” shall mean Concert Productions International (USA) LLC, a Delaware limited liability company, CPI Touring (BS-US), LLC, a Delaware limited liability company, Concerts Productions International (LOTR) Inc., a Canadian corporation, and each other Subsidiary determined by Lender from time to time in the exercise of its reasonable discretion after consultation with one or more of the Borrowers, to be material.
     (k) “Maximum Rate” shall mean the maximum non-usurious rate permitted by applicable law.
     (l) Intentionally omitted.
     (m) “Ordinary Expiration Date” shall mean the earlier to occur of (i) Lender’s exercise of the Put Option and (ii) the fifth (5th) anniversary of the date hereof.
     (n) “Permitted Dividends” shall mean, for any calendar year, an amount equal to the consolidated net income of all Borrowers for such calendar year, determined in accordance with GAAP as if all of the Borrowers were a single accounting entity, except that (A) all Project Revenues and Project Expenses attributable to Short-Term Projects that ended during such year shall be included in the determination of net income for such year, regardless of the year in which such Project Revenues were received or such Project Expenses were incurred, (B) all Project Revenues and Project Expenses attributable to Short-Term Projects that did not end during such year shall not be included in the calculation of net income for such year, notwithstanding their receipt or incurrence during such year, and (C) no revenues or expenses attributable to Excluded Projects shall be included in the calculation of net income for such year.
     (o) “Pre-Expiration Project” shall mean (i) any Future Permitted Music Tour for which a Borrower has entered into a touring agreement with, or has otherwise legally committed to, the touring artist prior to the Ordinary Expiration Date or (ii) any other Project that has been formally approved for development, production and operation by the Board of Directors or Board of Managers of a Borrower, and for which an Approved Project Budget has been delivered to Lender, prior to the Ordinary Expiration Date.
     (p) “Project” shall mean any discrete activity, except for Excluded Projects, undertaken by a Borrower or Subsidiary for a Permitted Purpose.
     (q) “Project Expenses” shall mean, for any period, the amount of all costs and expenses, whether or not capitalized, that are paid with respect to all Projects during such period, but in no event will costs of a Project in excess of the Approved Project Budget for such Project be used in the calculation of the amount of Project Expenses.
     (r) “Project Revenues” shall mean, for any period, the amount of all revenues generated by all Projects during such period.
     (s) “Short-Term Project” shall mean (i) any Future Permitted Music Tour, regardless of schedule, (ii) each other Project that is scheduled to be completed within nine (9) months after its initial public performance or presentation, and (iii) each other project that is scheduled to be completed longer than nine (9) months after its initial public performance or presentation that the Board of Directors of the applicable Borrower or Subsidiary and Lender mutually determine to designate as a Short-Term Project.

     (t) “Type” shall mean, for purposes of the interest rate payable hereunder with respect to an Advance and the application of principal payments hereunder, whether such Advance is an Initial Advance, Working Capital Advance, Music Touring Advance, Ancillary Rights Advance, Non-Touring Live Project Advance, Permanent Capital Expenditure Advance, Streisand Letter of Credit Advance, Future Permitted Music Tour Letter of Credit Advance, Permitted Dividend Advance or Deferred Initial Advance.
     (u) “UCC” shall mean the Uniform Commercial Code as adopted in the State of New York.
     (v) “Working Capital Expenses” shall mean, for any period, the amount of all costs and expenses of the Borrowers paid during such period that (i) are appropriate to properly operate the business of the Borrowers, (ii) are not allocated as Project Expenses to any one or more Projects, and (iii) after the Ordinary Expiration Date, are allocable only to Pre-Expiration Projects, but in no event will costs and expenses in excess of any Borrower’s operating budget (as approved by its Board of Directors from time to time prior to the Termination Date) during any year be used in the calculation of the amount of Working Capital Expenses.
     Section 2. Revolving Credit Facility. Subject to the terms of this Agreement, Lender agrees to make advances (“Advances”) under the Revolving Credit Facility pursuant to the following terms and conditions:
     (a) Purpose: Advances may be used by the Borrowers only for the following purposes (individually referred to herein as a “Permitted Purpose” and collectively referred to herein as the “Permitted Purposes”):
     (1) payment by the Borrowers to (i) Concert Productions International Inc. of the sum of $4,813,538.00 in exchange for the purchase by one or more of the Borrowers of the assets and/or entities described in Sections I.A. and III.A. of Schedule 1 hereto, and in reimbursement of the funds advanced to or for the benefit of one or more of the Borrowers, as described in Section VI of Schedule 1 hereto, (ii) SAM Tour (USA) Inc. of the sum of $915,645.00 in exchange for the purchase by one or more of the Borrowers of the assets and/or entities described in Section II.A. of Schedule 1 hereto, (iii) TGA Entertainment Ltd. of the sum of $2,285,126.00 in exchange for the purchase by one or more of the Borrowers of the assets and/or entities described in Sections II.B. and III.C. of Schedule 1 hereto, (iv) CPI Entertainment Rights, Inc. of the sum of $6,729,276.00 in exchange for the purchase by one or more of the Borrowers of the assets and/or entities described in Section III.B. of Schedule 1 hereto, (v) one or more persons the sum of $6,380.00 in repayment of advances described in Section IV.D. of Schedule 1 hereto, (vi) CPI Canada Management Inc. of the sum of $2,045,349.00 in reimbursement of services rendered to and/or funds advanced to or for the benefit of one or more of the Borrowers, as described in Section VII of Schedule 1 hereto, and (vii) Torys LLP, counsel to the Borrowers, of $120,000.000 in payment of certain legal fees services rendered in connection with the Corporate Restructuring (as defined in the Stock Purchase Agreement) (Advances for the purposes described in this clause (1) are referred to herein as the “Initial Advances”);
     (2) payment of Working Capital Expenses (Advances for the purposes described in this clause (2) are referred to herein as “Working Capital Advances”);
     (3) promotion by a Borrower of Projects that are music concert tours that (A) would achieve, using reasonable ticket scaling and other reasonable revenues projections, a financial break-even with tour-wide attendance of 75% or less of the total number of tickets available for sale during the entirety of the tour or project (with the understanding that (i) ancillary tour-related revenue to be derived from such tour will be included in determining whether or not break-even will be achieved and (ii) the policies that will be utilized in determining whether the foregoing test is satisfied will be consistent with the past practices, policies and assumptions utilized in the analysis of previous tours on which a Borrower and Lender have collaborated and thereafter on a basis consistent with the practices, policies and assumptions utilized in the analysis of other Future Permitted Music Tours) or (B) are otherwise approved by the Board of Directors of the applicable Borrower (“Future Permitted Music Tours”); provided that the sum of the aggregate amount of outstanding Music Touring Advances plus the face amount of the Streisand Letter of Credit (hereinafter defined), if then outstanding, plus the face amount of all outstanding Future Permitted Music Tour Letters of Credit (hereinafter defined) issued in support of the promotion of the Borrowers’ music concert tours shall never exceed $200,000,000.00 at any one time (Advances for the purposes described in this clause (3) are referred to herein as “Music Touring Advances”);
     (4) acquisition and exploitation by a Borrower of intellectual property rights of enduring value that relate to or derive from live entertainment performances, such as DVD rights, merchandise rights and manuscript rights, to the extent such activities have been approved by the Board of Directors of the applicable Borrower (Advances for the purposes described in this clause (4) are referred to herein as “Ancillary Rights Advances”);
     (5) production by a Borrower of live theatrical shows and other live projects (other than music concert tours), to the extent such projects have been approved by the Board of Directors of the applicable Borrower (Advances for the purposes described in this clause (5) are referred to herein as “Non-Touring Live Project Advances”);
     (6) acquisition by a Borrower of real estate and other capital expenditures (including for the purpose of acquiring Subsidiaries) necessary to conduct the business of any of the Borrowers to the extent such expenditures are approved by the Board of Directors of the applicable Borrower (Advances for the purposes described in this clause (6) are referred to herein as “Permanent Capital Expenditure Advances”);
     (7) payments to Lender necessary to reimburse Lender for any reimbursement obligation it incurs as a result of any draw on the Streisand Letter of Credit (Advances for the purposes described in this clause (7) are referred to herein as “Streisand Letter of Credit Advances”);
     (8) reimbursement to Lender for any reimbursement obligation it incurs as a result of any draw on any Future Permitted Music Tour Letter of Credit (Advances for the purposes described in this clause (8) are referred to herein as “Future Permitted Music Tour Letter of Credit Advances”);
     (9) payment of Permitted Dividends (advances for the payment of Permitted Dividends are referred to herein as “Permitted Dividend Advances”); and
     (10) payment of the amounts set forth in the column titled “Funding required” on Schedule 2 hereto in connection with the transfer of the Deferred Entertainment Investments listed on Schedule 2 hereto (Advances for the purposes described in this clause (10) are referred to herein as the “Deferred Initial Advances”).
The Borrowers may form one or more wholly-owned subsidiaries (individually referred to herein as a “Subsidiary”, and collectively referred to herein as the “Subsidiaries”). All Investment Property (as defined in the UCC) in any Subsidiary owned or acquired by any Borrower or another Subsidiary shall be pledged to Lender to secure the obligations of the Borrowers hereunder, pursuant to the Security Agreement or other documentation reasonably requested by Lender, and the applicable Borrower or Subsidiary shall take all actions that may be reasonably requested by Lender to perfect Lender’s security interests in such Investment Property. In addition, if such Subsidiary is a Material Subsidiary, such Material Subsidiary shall become a party to the Security Agreement, as a debtor, and take such other action as Lender may reasonably require in order to perfect Lender’s security interests in the assets of such Material Subsidiary. Upon compliance with the foregoing provisions, and subject to the other terms and conditions of this Agreement, Advances hereunder may be utilized by Material Subsidiaries for Projects for Permitted Purposes.
In no event may any Advances be used by any Borrower or any Subsidiary for, or for any purpose related to, any Excluded Project.
     (b) Advance Procedures:
     (i) The Initial Advances shall be made by Lender upon execution of this Agreement and satisfaction of the other conditions set forth in Section 8 hereof and the Deferred Initial Advances shall be made by Lender within three (3) Business Days after completion of each transfer of a Deferred Entertainment Investment, as applicable. All Advances pursuant to this Section 2(b)(i) shall be made by wire transfer to Account Number 751-713-619 maintained by SAM Tour II (USA) Inc. with HSBC Bank USA, One HSBC Center, Buffalo, New York 14203, Attn.: Bernadice Smoot, ABA Number 021 001 088.
     (ii) On or about the first day of each calendar quarter, commencing with respect to the calendar quarter beginning July 1, 2006, the Lender and each Borrower shall meet to determine the anticipated cash needs for each Borrower during such calendar quarter and the amount of payments hereunder such Borrower is expected to make during such calendar quarter. Lender and each Borrower shall determine (A) the amount of cash or cash equivalents held by such Borrower on the first day of such calendar quarter, (B) the amount of revenues and other cash expected to be received by such Borrower during such calendar quarter and (C) the expected cash outlays for such Borrower during such calendar quarter. Based upon such determinations, Lender and each Borrower shall agree in writing to the amount, if any, of Advances expected to be required by such Borrower during such calendar quarter and/or the amount, if any, of repayments of Advances (and interest thereon) expected to be made by such Borrower on or prior to the last day of such calendar quarter. If any Borrower fails to meet with Lender to make such determinations, Lender shall have the right to make such determinations, based upon the information then available to it, and such determinations shall be fully binding on the Borrowers as if the Borrowers had agreed to them specifically. Within three (3) Business Days after such agreement is reached between Lender and such Borrower, if the decision is that such Borrower requires an Advance during such calendar quarter, Lender shall make an Advance in the required amount to such Borrower. If such Approved Project Budget has not previously been delivered to Lender, prior to an Advance with respect to a Project, the applicable Borrower shall provide Lender with a copy of the budget for such Project, approved by the Board of Directors of the applicable Borrower (such budget, as it may be updated at any time prior to the Termination Date, with the approval of such Board of Directors, and delivered to Lender, is referred to herein as the “Approved Project Budget”).

     (iii) Except as provided in Section 2(b)(iv) below, any Borrower may request from Lender additional Advances, so long as such Advance is for a Permitted Purpose and such Borrower is otherwise entitled thereto, by delivering to Lender a Request for Additional Advance in the form attached as Exhibit “A” hereto, at least three (3) Business Days prior to the date such Advance is desired. If such Approved Project Budget has not previously been delivered to Lender, the first Request for Advance with respect to a Project shall contain a copy of the Approved Project Budget for such Project.
     (iv) After the Ordinary Expiration Date, Lender shall not be required to make any Advances hereunder other than Advances with respect to Pre-Expiration Projects. In no event shall Lender be required to advance pursuant to this Section 2(b)(iv), with respect to any Pre-Expiration Projects, more than the budgeted amount set forth in the Approved Project Budget for such Pre-Expiration Project.
     (v) Each Request for Advance shall constitute a representation and warranty by the Borrowers that all representations and warranties set forth in this Agreement are true and correct as of the date of such Request for Advance. Streisand Letter of Credit Advances will be made by Lender to itself, and Future Permitted Music Tour Letter of Credit Advances will be made to the Issuing Bank of the applicable Future Permitted Music Tour Letter of Credit, or to Lender if Lender has previously reimbursed the applicable Issuing Bank for a draw under a Future Permitted Music Tour Letter of Credit. If, on the date any other Advance is desired, the Borrowers are in compliance with all material requirements of this Agreement, Lender shall make such Advance by wire transfer to the appropriate payee (pursuant to wire transfer instructions included within the applicable Request for Advance), or deposit the amount of such Advance into an account of the requesting Borrower. Each Advance made by wire transfer shall bear interest from the date such wire transfer is made, and each Advance made by delivery into an account of a Borrower shall bear interest from the date such deposit is made into such account.
     (c) Term: Lender agrees to make Advances hereunder, and to cause Future Permitted Music Tour Letters of Credit to be issued, subject to the terms and conditions of this Agreement, from the date hereof through the earlier to occur of (1) Lender’s exercise of the Put Option (except for Advances described in Section 2(b)(iv) above), (2) the date Lender owns no equity interest in any of the Borrowers, (3) termination of the Revolving Credit Facility by Lender pursuant to Section 9 hereof, (4) termination of the Revolving Credit Facility by Lender and Borrowers in writing and (5) the date that is five (5) years after the date of this Agreement (except for Advances described in Section 2(b)(iv) above) (the earlier of such dates being referred to herein as the “Termination Date”).
     (d) Letters of Credit.
     (1) Lender has applied for, or will apply for, and is or will be responsible for reimbursement upon any draw under, an Irrevocable Letter of Credit in the face amount of $62,000,000, issued or to be issued for the benefit of BSB Touring, Inc. (the “Streisand Letter of Credit”).
     (2) Any Borrower may request Lender to cause a financial institution with whom Lender has a relationship for the issuance of letters of credit (an “Issuing Bank”) to issue letters of credit (“Future Permitted Music Tour Letters of Credit” which, for purposes of this definition, will exclude the Streisand Letter of Credit) for the account of such Borrower, in support of a Future Permitted Music Tour, by delivering to Lender a Request for Letter of Credit in the form attached as Exhibit “B” hereto, at least five (5) Business Days prior to the requested date of issuance, setting forth the requested purpose, beneficiary and terms of such Future Permitted Music Tour Letter of Credit and, if not previously delivered to Lender, the Approved Project Budget for such Future Permitted Music Tour, accompanied by such other documents and instruments as Lender may reasonably require. Each Request for Letter of Credit shall constitute a representation and warranty by the Borrowers that all representations and warranties set forth in this Agreement are true and correct as of the date of such Request for Letter of Credit. If, on the date such Future Permitted Music Tour Letter of Credit is requested to be issued, the Borrowers are in compliance with all material requirements of this Agreement, Lender shall cause an Issuing Bank to issue such Future Permitted Music Tour Letter of Credit and deliver same to or at the direction of the requesting Borrower. No Future Permitted Music Tour Letter of Credit may have an expiration date on or after the date that is 18 months after the date of issuance. All issuances of Future Permitted Music Tour Letters of Credit shall be subject to the agreement of an Issuing Bank to issue such Future Permitted Music Tour Letter of Credit (failing which Lender shall use commercially reasonable efforts to procure such agreement from a different financial institution). Simultaneous with the Request for Letter of Credit relating to the issuance of a Future Permitted Music Tour Letter of Credit, (and promptly after request from Lender with respect to all subsequent out-of-pocket costs and fees incurred by Lender to maintain such Future Permitted Music Tour Letter of Credit) the requesting Borrower shall pay to Lender the amount of all costs and fees incurred or to be incurred by Lender in connection with the issuance and maintenance of such Future Permitted Music Tour Letter of Credit.
     (3) If Lender is required to reimburse the bank that issued the Streisand Letter of Credit for any draws made thereunder, Lender shall, and the Borrowers hereby authorize Lender to, without the necessity of any Borrower submitting a Request for Advance, immediately make a Streisand Letter of Credit Advance to itself, to reimburse itself for the reimbursement of such payment under the Streisand Letter of Credit. If any Future Permitted Music Tour Letter of Credit is presented for payment by the beneficiary thereof, Lender shall make a Future Permitted Music Tour Letter of Credit Advance, without the necessity of any Borrower submitting a Request for Advance, to the applicable Issuing Bank, to reimburse such Issuing Bank for the payment under such Future Permitted Music Tour Letter of Credit, or to Lender if Lender has previously reimbursed such Issuing Bank for a draw made under such Future Permitted Music Tour Letter of Credit. Streisand Letter of Credit Advances and Future Permitted Music Tour Letter of Credit Advances may be made by Lender whether or not the Borrowers would then be entitled to an Advance pursuant to the terms of this Agreement.
     (4) The obligation of the Borrowers to repay Streisand Letter of Credit Advances upon the terms and conditions set forth herein shall amend, restate and supersede the indebtedness and liability of CPI-Touring (BS-US), LLC under that certain $5,000,000 Promissory Note dated as of March 8, 2006, by BSB Touring Inc. (BS-US), LLC, payable to Lender (the “Streisand Note”). None of the rights, titles, liens, security interests or equities securing repayment of the Streisand Note are released, but are hereby carried forward and recognized to be still in force and effect as security for all obligations and indebtedness of the Borrowers, or any of them, under this Agreement. On or within a reasonable period of time after the execution of this Agreement, Lender shall return the Streisand Note to CPI-Touring (BS-US), LLC.
     Section 3. Promise to Pay, Interest Rate and Repayment Terms.
     (a) Promise to Pay. Each Borrower promises to pay to Lender the aggregate unpaid principal amount of Advances made by Lender to any Borrower pursuant to this Agreement, in lawful money of the

United States of America, and to pay interest on such advanced and unpaid principal amounts, from the date of advance thereof until repaid, at the rate or rates set forth herein.
     (b) Interest Rate.
     (1) Subject to the provisions of this paragraph (1), and paragraphs (2) and (3) of this Section 3(b), the Borrowers shall pay interest on (A) Music Touring Advances, Streisand Letter of Credit Advances and Future Permitted Music Tour Letter of Credit Advances at the Applicable Rate, (B) Working Capital Advances and Ancillary Rights Advances at the Applicable Rate plus one percent (1%) per annum and (C) Non-Touring Live Project Advances and Permanent Capital Expenditure Advances, at the Applicable Rate plus two percent (2%) per annum. The Initial Advances shall be of the Type shown on Schedule 1 hereto and the Deferred Initial Advances shall be of the Type shown on Schedule 2 hereto. Each subsequent Advance other than Permitted Dividend Advances shall be of the Type shown on the first Request for Advance submitted in connection therewith, unless Lender determines that it is of a different Type. The Borrowers shall pay interest on a Permitted Dividend Advance at the Applicable Rate plus a percentage between zero percent (0%) and two percent (2%) per annum, as determined by Lender in its reasonable discretion after consultation with one or more of the Borrowers, to reflect the Types of the Projects from which the revenues generating principal payments hereunder during the year prior to the year in which the Permitted Dividend Advance is made were derived. Any accrued and unpaid interest hereunder on the first day of each month shall itself accrue interest at the same rate as the Type of Advance for which such interest has accrued.
     (2) Subject to the provisions of paragraph (3) of this Section 3(b), in the event that, and for so long as any Event of Default hereunder shall have occurred and be continuing, then and in any such event, the outstanding principal amount hereunder shall bear interest at the same rate as the Type of Advance for which interest has been accrued plus two percent (2%) per annum.
     (3) Notwithstanding anything contained herein to the contrary, in no event shall the interest rate payable hereunder exceed the Maximum Rate (hereinafter defined).
     (4) All payments made by any Borrower hereunder will be made without setoff, counterclaim or other defense, free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax, levy, impost, duty, fee, assessment or other charge imposed on or measured by the net income, net profits or net worth of Lender and all interest, penalties or similar liabilities with respect to all such taxes, levies, imposts, duties, fees, assessments or other charges) (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”). If any Taxes are so levied or imposed on Lender, the Borrowers agree to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrowers agree to reimburse Lender for all taxes imposed on or measured by the net income, net profits or any franchise tax based on net income, net profits or net worth, of Lender and for any withholding of taxes as Lender shall reasonably determine are payable by, or withheld from, Lender, in respect of such amounts so paid to or on behalf of Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of

Lender pursuant to this sentence. The Borrowers agree to indemnify and hold harmless Lender, and reimburse Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by Lender.
     (5) If requested by a Borrower, Lender will deliver a copy of its then most recently filed Form 10-Q to such Borrower, which copy may be an electronic copy. Lender shall not be required to deliver more than one Form 10-Q per quarter to the Borrowers, and such delivery may be effected by placing one or more of the Borrowers on a list to receive automated electronic copies of its Form 10-Q’s and/or other SEC filings.
     (c) Repayment Terms. The following repayment provisions shall be in effect from the date hereof through the Ordinary Expiration Date:
     (1) If a Borrower so elects, all revenues of such Borrower shall be deposited into an account over which the Lender shall have control, and all amounts in such account at the end of each Business Day shall be transferred to Lender and applied as set forth in clause (4) below as of the next Business Day.
     (2) On or before the last day of each calendar quarter, commencing June 30, 2006, each Borrower shall pay to Lender, to be applied as set forth in clause (4) below, the amount, if any, by which the amount agreed by Lender and such Borrower pursuant to Section 2(b)(ii) hereof to be repaid to Lender hereunder during such quarter exceeds the amount repaid by such Borrower during such quarter pursuant to clause (1) above and clause (3) below.
     (3) If Ticketmaster (or any other ticketing agency with whom any Borrower has an arrangement or agreement concerning the sale of tickets to events promoted by such Borrower) transmits directly to Lender any funds due and owing by such ticketing agency to a Borrower, such sums shall be applied by Lender, effective as of the Business Day after receipt thereof by Lender in the manner described in clause (4) below.
     (4) All amounts received by Lender pursuant to this Section 3(c) shall be applied first to any unpaid fee, expense reimbursement or other amount (other than principal and interest) due hereunder, then to accrued and unpaid interest hereunder, and then to the unpaid principal amount of Advances. The Types of Advances to which interest and principal payments shall be applied will be determined by Lender, in its reasonable discretion after consultation with one or more of the Borrowers, to reflect the Types of the Projects from which the revenues generating such principal payments were derived.
     (5) The balance of unpaid principal and accrued and unpaid interest on the Revolving Credit Facility shall be due and payable on the Termination Date, unless the Termination Date occurs as a result of the occurrence of an Ordinary Expiration Date, in which event the provisions of Section 3(d) hereof shall thereafter become applicable to repayment of amounts outstanding under the Revolving Credit Facility.
     (6) If, on the Termination Date (unless the Termination Date occurs as a result of the occurrence of an Ordinary Expiration Date, in which event the provisions of this Section 3(c)(6) shall not apply), any Letter of Credit is outstanding, the Borrowers shall, on such date, deposit into an interest-bearing cash collateral account (the “Cash Collateral Account”) in the name of Lender, to be maintained by Lender as security for repayment of the indebtedness hereunder, the aggregate maximum undrawn amount under the outstanding Letters of Credit. Upon any draw on any Letter of Credit, Lender shall have the right to withdraw the amount of such draw from such account and apply the same against the indebtedness due hereunder. On an approximately quarterly basis, Lender will determine whether the amount in the Cash Collateral Account exceeds the then aggregate maximum undrawn amount of all outstanding Letters of Credit. If such an excess exists, Lender shall release to one or more of the Borrowers the amount of such excess.
     (d) Repayment Terms After Ordinary Expiration Date. The following repayment provisions shall be in effect, if at all, after the Ordinary Expiration Date; however, the following provisions shall never become effective or otherwise apply if the Termination Date does not arise because of the occurrence of an Ordinary Expiration Date:
     (1) All cash and cash equivalents held by the Borrowers on the Ordinary Expiration Date shall be immediately paid to Lender to be applied as set forth in clause (5) below. Within ten (10) Business Days after the occurrence of the Ordinary Expiration Date, Lender and each Borrower shall meet and make the determinations described in Section 2(b)(ii) hereof with respect to the period from the date of such meeting through the day before the same day of the next month. Thereafter, the determinations described in Section 2(b)(ii) hereof shall be made monthly, on the same day of the month as the initial determination under this Section 3(d)(1), with all projections, advances and repayment schedules being made for such month, rather than a calendar quarter. If any Borrower fails to meet with Lender to make such determinations, Lender shall have the right to make such determinations, based upon the information then available to it, and such determinations shall be fully binding on the Borrowers as if the Borrowers had agreed to them specifically. In addition, for purposes of this Section 3(d)(1), such determinations shall be made taking into account only (i) the Pre-Expiration Projects (and not any other projects) and (ii) that portion of Working Capital Expenses allocated to the Pre-Expiration Projects (and not to other projects) using good accounting practices, consistently applied, for such allocation.
     (2) If a Borrower so elects, all revenues of such Borrower shall be deposited into an account over which the Lender shall have control, and all amounts in such account at the end of each Business Day shall be transferred to Lender and applied as set forth in clause (5) below as of the next Business Day.
     (3) On or before the date that is one month after the day of each meeting described in clause (1) above, each Borrower shall pay to Lender, to be applied as set forth in clause (5) below, the amount, if any, by which the amount agreed by Lender and such Borrower pursuant to clause (1) above to be repaid to Lender hereunder during such month exceeds the amount repaid by such Borrower during such month pursuant to clause (2) above and clause (4) below.
     (4) If Ticketmaster (or any other ticketing agency with whom any Borrower has an arrangement or agreement concerning the sale of tickets to events promoted by such Borrower) transmits directly to Lender any funds due and owing by such ticketing agency to a Borrower, such sums shall be applied by Lender, effective as of the Business Day after receipt thereof by Lender in the manner described in clause (5) below.
     (5) All amounts received by Lender pursuant to this Section 3(d) shall be applied first to any unpaid fee, expense reimbursement or other amount (other than principal and interest) due hereunder, then to accrued and unpaid interest hereunder, then to the unpaid principal amount of Advances and then, if any Letter of Credit is still outstanding, to the Cash Collateral Account, in an amount up to the then aggregate maximum undrawn amount of all outstanding Letters of Credit. The Types of Advances to which interest and principal payments shall be applied will be determined by Lender, in its reasonable discretion after consultation with one or more of the

Borrowers, to reflect the Types of Projects from which the revenues generating such interest and principal payments were derived. On an approximately quarterly basis, Lender will determine whether the amount in the Cash Collateral Account exceeds the then maximum undrawn amount of all outstanding Letters of Credit. If such an excess exists, Lender shall deliver to one of the Borrowers the amount of such excess. If, upon the expiration and return to Lender of any Letter of Credit, the amount in the Cash Collateral Account exceeds the maximum undrawn amount of all outstanding Letters of Credit, then Lender shall release the amount of such excess from the Cash Collateral Account to the Borrower on whose account such expired Letter of Credit was issued.
     (e) Payments Received on Non-Business Days. Any payments hereunder received or deemed received by Lender on a day that is not a Business Day shall be deemed received by Lender for all purposes on the next Business Day.
     (f) Voluntary Prepayments. The Borrowers may prepay at any time, without premium or penalty, all or any portion of the outstanding principal of the Revolving Credit Facility, so long as Lender is given at least one (1) Business Day advance written notice of such prepayment, and all accrued and unpaid interest with respect to such prepaid principal is simultaneously prepaid.
     Section 4. Representation and Warranties. Each Borrower represents and warrants to Lender that, as of the date hereof and as of the date of each advance under the Revolving Credit Facility:
     (a) Organization, Authority, Etc. Each Borrower is a corporation or limited liability company, duly organized, legally existing and in good standing under the laws of the jurisdiction set forth in the first paragraph of this Agreement, and is qualified as a foreign corporation or limited liability company in all jurisdictions where such qualification is necessary and the failure to be so qualified could reasonably be expected to have a Material Adverse Effect. Each Borrower and Subsidiary is authorized to execute this Agreement, the Security Agreement to which it is a party, and all the other Loan Documents (hereinafter defined), and those documents or instruments, when executed and delivered will be valid and binding obligations of such Borrower or Subsidiary, enforceable in accordance with their terms and do not violate the provisions of the corporate charter, bylaws, certificate of formation or operating agreement of such Borrower or Subsidiary or any contract, agreement, law or regulation to which such Borrower or Subsidiary is subject.
     (b) Investments, Liabilities and Litigation. No Borrower or Subsidiary has made any investments, guarantees or advances or incurred any liabilities except for investments in, guarantees of, or advances to other entities in the ordinary course of business and liabilities incurred in the ordinary course of business. No Borrower or Subsidiary has any litigation and there is no legal or administrative proceeding, investigation or other action pending or threatened against or affecting such Borrower or Subsidiary which, in any case, involves the possibility of any judgment or liability not fully covered by insurance, and that could reasonably be expected to have a Material Adverse Effect.
     (c) Tax Returns. Each Borrower and Subsidiary has timely filed all tax returns required to be filed by it and has paid all taxes or assessments related to said returns.
     (d) No Default. No Borrower or Subsidiary is, or after giving effect to any requested advance under the Revolving Credit Facility will be, in default in any respect under this Agreement, any other Loan Document, or any other contract, agreement, or instrument to which any Borrower or Subsidiary is a party or by which any Borrower or Subsidiary may be bound, and the Borrowers are in compliance with all applicable laws and regulations, the default or non-compliance with which could reasonably be expected to have a Material Adverse Effect..

     (e) No Untrue Statements. Neither this Agreement nor any other information furnished by any Borrower or Subsidiary to Lender pursuant to this Agreement or any of the other Loan Document contains any untrue statement of a fact or omits a fact necessary to make the statements not misleading.
     Section 5. Reporting Requirements. The Borrowers will deliver the following reports to Lender:
     (a) Monthly Reports: Within five (5) Business Days of either (i) the last day of each month or (ii) if such Borrower has arranged for the preparation of such report by a third party, the date of receipt of the applicable report prepared by such third party for such month, (1) a report of the revenues, earnings and profits from Long-Term Projects of Borrower for such month, (2) a report as of the last day of such month of the revenue, earnings and profit status of Short-Term Projects of Borrower as of the last day of such month and (3) after the occurrence of the Ordinary Expiration Date as a result of the exercise by Lender of the Put Option, in addition to the reports described in clauses (1) and (2) above, all other reports which Lender had received with respect to periods prior to the Ordinary Expiration Date.
     (b) Annual Reports: Simultaneously with delivery of the monthly report described in Section 5(a) hereof with respect to each December, a certificate signed the chief financial officer(s) of the Borrowers stating whether the Borrowers have kept and performed all covenants set forth in this Agreement and the other Loan Documents and, if any Borrower has not, specifying the default and corrective action, if any;
     (c) Notice of Default: Within five (5) days after any Borrower has knowledge of the occurrence of a default under this Agreement, notice of such default together with the Borrowers’ plans to correct such default;
     (d) Notice of Litigation: Promptly, but in any event within fifteen (15) days after receipt of service thereof, notice of any litigation against any Borrower in which the claimed liability of such Borrower is greater than $100,000.00 (or alleging unspecified damages) if such claim is not fully covered by insurance; and
     (e) Other Information: Such other information as Lender may reasonably request from time to time.
     Section 6. Affirmative Covenants.
     (a) Compliance and Performance. Each Borrower will comply with all statutes and governmental regulations and will pay all taxes, assessments, governmental charges, claims for labor and the like. Each Borrower will maintain its corporate existence and will remain in good standing in all jurisdictions in which it is required to be qualified and will maintain its properties in good and workable condition at all times. Each Borrower will perform all obligations under this Agreement, and under all indentures, agreements, and contracts by which such Borrower is bound. Each Borrower will maintain with financially sound and reputable insurers reasonably acceptable to Lender, insurance with respect to its properties and business against such liabilities, casualties, risks and contingencies as is customary for its business naming Lender as loss payee with respect to any insurance covering collateral securing the loans hereunder, and will, upon Lender’s request, provide Lender an accurate and complete Evidence of Property Insurance (on form ACORD 27). Upon Lender’s reasonable prior written request, each Borrower will provide Lender and/or Lender’s representatives access to such Borrower’s books, records and properties at such times during ordinary business hours as Lender may request.

     (b) Reimbursement; Indemnity. Each Borrower will reimburse Lender for all its reasonable out-of-pocket costs and expenses in connection with the enforcement of this Agreement or any other Loan Document. Each Borrower agrees to indemnify and hold Lender harmless from any reasonable out-of-pocket costs or expenses incurred by Lender as a result of the provisions of federal, state and local environmental laws and ordinances, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, as such laws and ordinances may relate to any Borrower or any property or operations of any Borrower.
     (c) Security.
     (i) The indebtedness and other obligations of the Borrowers hereunder shall be secured by a first and prior security interest in, inter alia, (1) all Accounts (as defined in the Security Agreement) of the Borrowers and Material Subsidiaries now existing or hereafter to come into existence, (2) all Inventory (as defined in the UCC) of the Borrowers and Material Subsidiaries now owned or hereafter acquired, (3) all Equipment (as defined in the UCC), whether affixed to real property or otherwise, of the Borrowers and Material Subsidiaries now owned or hereafter acquired, (4) all Instruments, Chattel Paper, Documents and General Intangibles (as such terms are defined in the UCC) of the Borrowers and Material Subsidiaries now owned or hereafter acquired, (5) all Investment Property (as defined in the Security Agreement) of the Borrowers and Material Subsidiaries now owned or hereafter acquired, (6) all Deposit Accounts (as defined in the UCC) of the Borrowers and Material Subsidiaries now owned or hereafter acquired, and (7) all proceeds of the foregoing, all pursuant to a Security Agreement (the “Security Agreement”) to be executed by each Borrower and each Material Subsidiary in favor of Lender, and substantially in the form attached hereto as Exhibit “C”.
     (ii) Lender agrees that, with respect to each Excluded Project, if required by a third party lender financing such Excluded Project, Lender will release its security interest in assets of the Applicable Borrower or Material Subsidiary comprising such Excluded Project prior to or simultaneous with the execution of appropriate loan documents as such third party lender may reasonably require.
     Section 7. Distributions. Except as otherwise provided in this Section 7, none of the Borrowers will declare or pay any dividends or distributions. If the Put Option has expired without having been exercised by the Lender, then the Borrowers may thereafter declare and pay dividends or distributions with respect to any calendar year in an amount that does not exceed the sum of (a) the amount of the Permitted Dividends for such year plus (b) the amount of dividends or distributions with respect to Excluded Projects permitted to be made for such year by loan documents evidencing indebtedness for such Excluded Projects. The Permitted Dividends for any year may be funded and paid at any time within 120 days after the end of such calendar year, whether or not an Event of Default has occurred and is continuing, in order to permit the Borrowers sufficient time to review the financial performance of the Borrowers for such calendar year and determine the amount of the Permitted Dividends for such year.
     Section 8. Closing. The initial advance under the Revolving Credit Facility shall be subject to the receipt by Lender of the following documents, instruments and certificates (the “Loan Documents”), each of which shall be reasonably satisfactory in form and substance to Lender and its counsel:
     (a) a copy of this Agreement executed by the Borrowers;

     (b) the Security Agreement executed by each Borrower and each Material Subsidiary;
     (c) a certificate of the Secretary of each Borrower and each Material Subsidiary, certifying as to the Articles of Incorporation and Bylaws or Certificates of Formation and operating agreement, as applicable, of such Borrower or Material Subsidiary, resolutions of the Board of Directors of such Borrower or Material Subsidiary, and the signatures of authorized officers of such Borrower or Material Subsidiary;
     (d) a Certificate of Existence issued by the jurisdiction of incorporation or organization with respect to each Borrower and Material Subsidiary; and
     (e) such other documents and instruments as may be reasonably requested by Lender or its counsel.
     Section 9. Default and Remedies. It shall constitute an “Event of Default” hereunder if (a) any Borrower fails to make when due any payment on the indebtedness hereunder, (b) any Borrower fails to perform any of its other agreements contained herein, (c) any Borrower or Subsidiary defaults under the terms or provisions of any other Loan Document or any other agreement, instrument or document executed in connection with or as security for the Revolving Credit Facility, (d) any CPI Seller defaults under the Stock Purchase Agreement, (e) any representation or warranty of any Borrower proves to have been untrue in any material respect when made, (f) any petition in bankruptcy is filed by any Borrower or any Material Subsidiary, or any order granting relief under any bankruptcy or receivership law is filed with respect to any Borrower or any Material Subsidiary, (g) any Borrower or any Material Subsidiary permits a monetary judgment against it that could reasonably be expected to have a Material Adverse Effect to remain undischarged for a period in excess of thirty (30) days or (h) any Borrower or any Material Subsidiary dissolves. Upon the occurrence of an Event of Default specified in clause (f) above, immediately, and upon the occurrence of any other Event of Default hereunder at the option of Lender, without notice to any Borrower or any other person, the obligation of Lender to make any Advances (or deemed Advances) under the Revolving Credit Facility other than Permitted Dividend Advances with respect to Permitted Dividends for the prior calendar year that have not been previously made shall be terminated, all indebtedness of the Borrowers, and each of them, to Lender shall be immediately due and payable and Lender may take any other actions as may be permitted by this Agreement, any other Loan Document or any other document or instrument evidencing or securing the Revolving Credit Facility. Each Borrower expressly waives presentment, demand, protest, notice of protest, or other notice of dishonor of any kind including, without limitation, notice of intent to accelerate the maturity of the indebtedness hereunder and notice of acceleration of the maturity of the indebtedness hereunder.
     Section 10. Governing Law, Jurisdiction and Jury Waiver.
     (a) Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     (b) Jurisdiction/Jury Waiver. Each party hereby submits to the non-exclusive jurisdiction of the state courts located in New York, NY and the federal court located in the Southern District of New York with respect to all actions brought under this Agreement or any other Loan Document, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL

BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.
     Section 11. Miscellaneous.
     (a) Joint and Several Liability. All obligations of the Borrowers under this Agreement and the other Loan Documents shall be the joint and several obligations of each of the Borrowers.
     (b) Notices. All notices shall be in writing and shall be sufficient in all respects if delivered or sent by telecopy or registered or certified mail to the telecopy number of address set forth on the signature page of this Agreement. Any party may, by proper written notice hereunder to the other parties, change its telecopy number or address to which notices shall thereafter be sent.
     (c) Successors and Assigns. All covenants and agreements herein contained by or on behalf of each Borrower shall bind its successors and assigns and shall inure to the benefit of Lender and its successors and assigns.
     (d) Renewals and Extensions. All provisions of this Agreement shall apply with equal force and effect to each and all renewals and extensions, in whole or in part, of this Agreement or the Revolving Credit Facility.
     (e) Accounting and Financial Terms. All accounting terms not expressly defined shall be defined in accordance with GAAP. All determinations under this Agreement shall be made in accordance with GAAP, except where expressly provided to the contrary. All references to a preceding period shall mean the period ending as of the end of the month, quarter or fiscal year for which the applicable report is delivered. All references to a period immediately following shall mean the period beginning on the first day of the month, quarter or fiscal year following the end of the period for which the applicable report is delivered.
     (f) No Waiver; Remedies Cumulative. No course of dealing on the part of Lender or its officers or employees, or any failure or delay by Lender with respect to exercising any right, power, or privilege of Lender under this Agreement or any other Loan Document shall operate as a waiver thereof. The rights and remedies of Lender under this Agreement and the other Loan Documents shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.
     (g) Invalid Provisions. In the event any one or more of the provisions contained in this Agreement or any of the other Loan Documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or the other Loan Documents. Furthermore, in lieu of such invalid, illegal or unenforceable provision, there shall automatically be added a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and as may be valid, legal and enforceable.
     (h) Usury Savings Clause. Nothing contained in this Agreement or in any of the other Loan Documents shall be construed to obligate any Borrower, under any circumstances whatsoever, to pay interest in excess of the Maximum Rate. In the event that any sums received from any Borrower are at any time under applicable law deemed to be in excess of the maximum non-usurious amount Lender could collect under applicable law, the effective rate of interest on the loans hereunder shall be reduced to and be the Maximum Rate and each Borrower and all sureties, endorsers and guarantors shall accept as their sole remedy under such circumstances either the return of any sums of interest which may have been collected and which produced a rate of interest in excess of the Maximum Rate or the application of those sums as a credit against the unpaid principal amount of the loan, whichever remedy may be elected by Lender.
     (i) Headings. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions hereof.
     (j) Interpretation. Whenever appropriate in the context, terms used herein in the singular also include the plural and vice versa. Unless otherwise expressly provided, whenever the words “including”, “includes”, or “include” shall be used, such words shall be understood to mean “including, without limitation”, “includes, without limitation”, or “include, without limitation”.
     (k) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.
     Section 12. Entire Agreement. THIS WRITTEN LOAN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
     Section 13. Compliance with Anti-Terrorism Laws. If Lender is subject to the provisions of the USA Patriot Act (Title III of Pub.: 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), Lender hereby notifies each Borrower that, pursuant to the Patriot Act, Lender is required to obtain, verify, and record information that identifies each Borrower, which information includes the name of each Borrower and other information that will allow Lender to identify each Borrower in accordance with the Patriot Act, and each Borrower agrees to provide such information from time to time to Lender.
     Section 14. Cross-References. The following terms are defined in the place indicated below:

Defined Term	Section Reference
Advances	Section 2
Agreement	Opening Paragraph
Ancillary Rights Advances	Section 2(a)(4)
Applicable Rate	Section 1(a)
Approved Project Budget	Section 2(b)(ii)
Board of Directors	Section 1(b)
Borrower(s)	Opening Paragraph
Business Day	Section 1(c)
Cash Collateral Account	Section 3(c)(4)
CPI Sellers	Opening Paragraph
Deferred Initial Advances	Section 2(a)(10)
Deferred Entertainment Investment	As defined in the Stock Purchase Agreement
Excluded Projects	Section 1(e)
Future Permitted Music Tour Letter of Credit Advances	Section 2(a)(8)
Future Permitted Music Tour Letters of Credit	Section 2(d)(2)
Future Permitted Music Tours	Section 2(a)(3)

Defined Term	Section Reference
GAAP	Section 1(f)
Initial Advances	Section 2(a)(1)
Issuing Bank	Section 2(d)(2)
Lender	Opening Paragraph
Letters of Credit	Section 1(h)
Loan Documents	Section 8
Material Adverse Effect	Section 1(i)
Material Subsidiary	Section 1(k)
Maximum Rate	Section 1(g)
Music Touring Advances	Section 2(a)(3)
Non-Touring Live Project Advances	Section 2(a)(5)
Ordinary Expiration Date	Section 1(m)
Patriot Act	Section 13
Permanent Capital Expenditure Advances	Section 2(a)(6)
Permitted Dividends	Section 1(n)
Permitted Dividend Advances	Section 2(a)(9)
Permitted Purpose(s)	Section 2(a)
Pre-Expiration Project	Section 1(o)
Project	Section 1(p)
Project Expenses	Section 1(q)
Project Revenues	Section 1(r)
Put Option	As defined in the Stock Purchase Agreement
Revolving Credit Facility	Opening Paragraph
Security Agreements	Section 6(c)
Short-Term Project	Section 1(s)
Stock Purchase Agreement	Opening Paragraph
Streisand Letter of Credit	Section 2(d)(1)
Streisand Letter of Credit Advances	Section 2(a)(7)
Streisand Note	Section 2(d)(4)
Subsidiary/Subsidiaries	Section 2
Taxes	Section 3(b)(4)
Termination Date	Section 2(c)
Type	Section 1(t)
UCC	Section 1(u)
Working Capital Advances	Section 2(a)(2)
Working Capital Expenses	Section 1(v)
[The remainder of this page is intentionally blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CPI INTERNATIONAL TOURING INC.

By: /s/	John H. Perkins

Address for notices:
10 Alcorn Avenue, Suite 304
Toronto, Ontario, Canada MV4 3A9
Telecopy No.: (212) 682-0200

CPI TOURING (USA), INC.

By: /s/	John H. Perkins

Address for notices:
10 Alcorn Avenue, Suite 304
Toronto, Ontario, Canada MV4 3A9
Telecopy No.: (212) 682-0200

GRAND ENTERTAINMENT (ROW), LLC

By:	/s/ John H. Perkins

Address for notices:
10 Alcorn Avenue, Suite 304
Toronto, Ontario, Canada MV4 3A9
Telecopy No.: (212) 682-0200

CPI ENTERTAINMENT CONTENT (2005), INC.

By: /s/	John H. Perkins

Address for notices:
10 Alcorn Avenue, Suite 304
Toronto, Ontario, Canada MV4 3A9
Telecopy No.: (212) 682-0200

CPI ENTERTAINMENT CONTENT (2006), INC.

By: /s/	John H. Perkins

Address for notices:
10 Alcorn Avenue, Suite 304
Toronto, Ontario, Canada MV4 3A9
Telecopy No.: (212) 682-0200

SFX ENTERTAINMENT, INC.

By:	/s/ Alan B. Ridgeway

Address for notices:
9348 Civic Center Dr., 4th Floor
Beverly Hills, California 90210
Attention: General Counsel
Telecopy No.: (310) 867-7158

     By its execution hereof, the Lender Guarantor hereby unconditionally and irrevocably guarantees and becomes surety for, (i) the full and prompt performance by Lender of its obligation to make Advances to the Borrowers under this Agreement and (ii) all other obligations and liabilities owing to the Borrowers by the Lender under this Agreement, now existing or hereafter incurred under, arising out of, or in connection with, this Agreement.

LIVE NATION, INC.

By:	/s/ Alan B. Ridgeway

Address for notices:
9348 Civic Center Dr., 4th Floor
Beverly Hills, California 90210
Attention: General Counsel
Telecopy No.: (310) 867-7158

SCHEDULE 1

SCHEDULE 2

EXHIBIT “A”
Form of Request for Additional Advance

SFX Entertainment, Inc.	Date :

9348 Civic Center Dr., 4th Floor
Beverly Hills, California 90210

Attention: Chief Financial Officer
1.	Pursuant to that certain Credit Agreement (the “Credit Agreement”) dated May ___, 2006 among CPI International Touring Inc., CPI Touring (USA), Inc., Grand Entertainment (ROW), LLC, CPI Entertainment Content (2005), Inc., CPI Entertainment Content (2006), Inc. (collectively, the “Borrowers” and individually a “Borrower”), SFX Entertainment, Inc. (“Lender”) and Live Nation, Inc., the undersigned Borrower hereby requests that an Advance be made on , 20___, in the amount of $ for the purpose of .
2.	The Type of the requested Advance is .
3.	The Advance requested hereby will be made by:

(a)	Wire transfer to:

Account #

ABA #

Bank Name:

(b)	Deposit into the undersigned Borrower’s account number with .
4.	The undersigned Borrower hereby represents and warrants to Lender, for itself and on behalf of the other Borrowers, that:
(a)	The Borrowers have complied with all duties and obligations required to date to be carried out and performed by them pursuant to the terms of the Credit Agreement;

(b)	No event of default, or event, which with the giving of notice, the passage of time, or both, would constitute an event of default, under the Credit Agreement has occurred and is continuing; and

(c)	All sums advanced by Lender on account of this draw will be used solely for the purpose set forth above and no other reason.
5.	The undersigned Borrower certifies that the statements made in this Request for Advance and any documents submitted herewith are true and that the undersigned Borrower has duly caused this Request for Loan Advance to be duly signed on its behalf.
EXHIBIT “A”

6.	Capitalized terms used but not defined in this Request for Advance have the respective meanings and definitions set forth in the Credit Agreement.

By:

Name:

Title:

EXHIBIT “A”

EXHIBIT “B”
Form of Request for Letter of Credit

SFX Entertainment, Inc.	Date :

9348 Civic Center Dr., 4th Floor
Beverly Hills, California 90210

Attention: Chief Financial Officer
1.	Pursuant to that certain Credit Agreement (the “Credit Agreement”) dated May ___, 2006 among CPI International Touring Inc., CPI Touring (USA), Inc., Grand Entertainment (ROW), LLC, CPI Entertainment Content (2005), Inc., CPI Entertainment Content (2006), Inc. (collectively, the “Borrowers” and individually a “Borrower”), SFX Entertainment, Inc. (“Lender”) and Live Nation, Inc., the undersigned Borrower hereby requests that an Advance be made on , 20___, in the amount of $ for the purpose of .

2.	The purpose of the requested Future Permitted Music Tour Letter of Credit is .

3.	The Future Permitted Music Tour Letter of Credit requested hereby should be delivered to:

4.	The undersigned Borrower hereby represents and warrants to Lender, for itself and on behalf of the other Borrowers, that:
(a)	The Borrowers have complied with all duties and obligations required to date to be carried out and performed by them pursuant to the terms of the Credit Agreement; and

(b)	No event of default, or event, which with the giving of notice, the passage of time, or both, would constitute an event of default, under the Credit Agreement has occurred and is continuing.
5.	The undersigned Borrower certifies that the statements made in this Request for Letter of Credit and any documents submitted herewith are true and that the undersigned Borrower has duly caused this Request for Letter of Credit to be duly signed on its behalf.
6.	Capitalized terms used but not defined in this Request for Letter of Credit have the respective meanings and definitions set forth in the Credit Agreement.

By:

Name:

Title:

EXHIBIT “B”

EXHIBIT “C”
Security Agreement
[TO BE ATTACHED]
EXHIBIT “C”